Exhibit 10.5 (c)


                       SECOND AMENDMENT TO
                       EOG RESOURCES, INC.
          1993 NONEMPLOYEE DIRECTORS STOCK OPTION PLAN


     WHEREAS, EOG Resources, Inc. (the "Company") has heretofore adopted and maintains the EOG Resources, Inc. 1993 Nonemployee
Directors Stock Option Plan, as amended effective as of  February
13, 1997 (the "Plan");

     WHEREAS, the Company desires to amend the Plan;

     NOW, THEREFORE, the Plan is amended as follows:

     1. Section VII is hereby deleted in its entirety and the following is substituted therefore:

            "VII.  Recapitalization or Reorganization

          (a) In the event that the Board shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, shares split, reverse shares split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company (or other similar corporate transaction or event) affects the Shares such that an adjustment is determined by the Board to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Board may, subject to Subparagraph (b) below, in such manner as it may deem equitable, adjust any or all of (a) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Options, (b) the number and type of Shares (or other securities or property) subject to outstanding Options, and
     (c) the purchase price with respect to any Option, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Option; provided that the number of Shares subject to any Option shall always be a whole number.

          (b) If, and whenever, prior to the expiration of an outstanding Option, the Company shall effect a subdivision or consolidation of Shares or the payment of a shares dividend on Shares without receipt of consideration by the Company, the number of Shares with respect to which such Option may thereafter be vested or exercised (i) in the event of an increase in the number of outstanding Shares shall be proportionately increased, and the purchase price per Share shall be proportionately reduced, and
     (ii) in the event of a reduction in the number of outstanding
     Shares shall be proportionately reduced, and the purchase price per Share shall be proportionately increased.

          (c) If a Change of Control occurs which is not approved, recommended or supported by a majority of the Board in actions taken prior to, and with respect to, such transaction, all outstanding Options, irrespective of whether they are then exercisable, may, at the option of the grantee, be surrendered (at such time as may be necessary to comply with Rule 16b-3) to the Company by each grantee, and the grantee shall receive a cash payment by the Company in an amount equal to the number of Shares subject to the Options held by such grantee multiplied by the difference between (x) and (y) where (y) equals the purchase price per Share covered by the Option and (x) equals (1) the per share price offered to stockholders of the Company in any such merger, consolidation, sale of assets, or dissolution transaction, (2) the per share price offered to stockholders of the Company in any tender offer or exchange offer whereby any such change of Beneficial Ownership or directors of the Company takes place, (3) the Fair Market Value of a Share on the date determined by the Board (as constituted prior to any change described in clause (iv) or (v)) to be the date of cancellation and surrender of such Options if any such change of Beneficial Ownership or directors of the Company occurs other than pursuant to a tender or exchange offer, or (4) the Fair Market Value of a Share on the date determined by the Board to be the date of cancellation and surrender of such Options if any event described in clause (vi) above has occurred, whichever is appropriate. In the event that the consideration offered to stockholders of the Company in any transaction described in this Subparagraph VII(c) consists of anything other than cash, the Board (as constituted prior to such transaction) shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

          (d) All outstanding grants shall vest upon the date (a) a press release is issued announcing a pending shareholder vote or other transaction which, if approved or consummated, would constitute a Change of Control, or (b) a tender offer or exchange is publicly announced or commenced which, if consummated, would constitute a Change of Control.

          (e) Any adjustment provided for in Subparagraphs (a), (b) or (c) above shall be subject to any required stockholder action.

          (f) Except as otherwise expressly provided herein, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to Options theretofore granted or the purchase price per share thereunder."

     2. Section X (i) is hereby deleted in its entirety and the following is substituted therefore:

          "(i) Limits on Transfer of Options. No Option and no right under any such Option shall be assignable, alienable, saleable or transferable by a Nonemployee
          Director other than:

          (1)  by will or by the laws of descent and distribution;

          (2)  pursuant to a "domestic relations order" as defined in
     Section 414 of the Code
     or Section 206 of the Employee Retirement Income Security
     Act of 1974, as amended;

          (3) by transfer by a Nonemployee Director, subject to such rules as the Company may adopt to preserve the purposes of the Plan, to:

               (i)  a member of his or her Immediate Family,

               (ii) a trust solely for the benefit of the Nonemployee Director and his or her Immediate Family; or

              (iii) a partnership or limited liability company whose only partners or shareholders are the Nonemployee Director and his or her Immediate Family members,

          (4) by designation, in a manner established by the Company, of a beneficiary or beneficiaries to exercise the rights of the Nonemployee Director and to receive any property distributable with respect to any Option upon the death of the Nonemployee
     Director.

          Each transferee described in (b) and (c) above is hereafter referred to an a "Permitted Transferee," provided that the Company is notified in writing of the terms and conditions of any transfer intended to be described in (b) or (c) and the Company determines that the transfer complies with the requirements of the Plan and the applicable Option agreement. Any purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance that does not qualify under (a), (b), (c) or (d) shall be void and unenforceable against the Company. "Immediate Family" means, with respect to a particular Nonemployee Director, the Nonemployee Director's spouse, children or grandchildren (including adopted and stepchildren and grandchildren).

          The terms and provisions of an Option agreement shall be binding upon the beneficiaries, executors and administrators of the Nonemployee Director and on the Permitted Transferees of the Nonemployee Director (including the beneficiaries, executors and administrators of the Permitted Transferees), except that Permitted Transferees shall not reassign any Option other than by will or by the laws of descent and distribution. An Option shall be exercised only by the Nonemployee Director (or his or her attorney in fact or guardian) (including, in the case of a transferred Option, by a Permitted Transferee), or, in the case of the Nonemployee Director's death, by the Nonemployee Director's executor or administrator (including, in the case of a transferred Option, by the executor or administrator of the Permitted Transferee)."


     3.   The following new paragraph (j) is added to the end of
     Section X of the Plan:

          "(g) Deferral of Gains. Each Nonemployee Director may, in accordance with all procedures and limitations established by the Company, elect to defer cash, Shares, other securities, other awards, other property, and other amounts payable with respect to an Option under the Plan."

     4.   The following new definition (j) is added to the end of
     Section XI of the Plan:

     "(j)  "Change of Control" means:

          (1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-
     3 promulgated under the Exchange Act) of 20% or more of either
     (A) the then-outstanding shares of common stock of the Company
     (the "Outstanding Company Common Stock") or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors
     (the "Outstanding Company Voting Securities"); provided, however, that, for purposes of this clause (1), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company,
     (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliated Company or (iv) any acquisition by any corporation pursuant to a transaction that complies with subclauses (A), (B) and (C) of clause (3) of this definition;

          (2) Individuals who, as of May 8, 2001, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

          (3) Consummation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of the assets or stock of another entity (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entitles that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan

     (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

          (4) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company."





     AS AMENDED HEREBY, the Plan is specifically ratified and reaffirmed.

Dated effective as of May 8, 2001.

ATTEST:                                 EOG RESOURCES, INC.



By: /s/VICKIE L. GRAHAM                 By: /s/PATRICIA EDWARDS
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